Exhibit 99.1

FOR RELEASE November 3, 2014

China Biologic to Build Two New Plasma Collection Stations in Hebei Province

BEIJING, China – November 3, 2014 – China Biologic Products, Inc. (NASDAQ: CBPO, “China Biologic” or the “Company”), a leading fully integrated plasma-based biopharmaceutical company in China, today announced that its majority-owned subsidiary Shandong Taibang Biological Products Co. Ltd. (“Shandong Taibang”) received on October 31, 2014 the approval from the Hebei Provincial Health and Family Planning Commission to build two new plasma collection stations in Hebei Province.

The new plasma collection stations will be located in Xinglong County of Chengde City and Daming County of Handan City. These two counties have a combined population of approximately one million. The Company intends to acquire the requisite land use rights and obtain the construction permits as soon as it completes the site selection process, and will try to complete construction, staff recruitment and government inspection and certification process within approximately 12 months thereafter. The aggregate capital expenditures for these two new collection stations are expected to be in the range of RMB40 million to RMB50 million, or approximately $6.5 million to $8.1 million based on the current exchange rate. Each new collection station may commence operations only after it passes a government inspection and certification process and obtains a collection license. The Company expects these two new stations to reach their designed annual collection capacities in approximately three years after obtaining collection licenses, by which time these two new stations are expected to increase the Company’s total collection capacity by approximately 10-15%.

Mr. David (Xiaoying) Gao, Chairman and Chief Executive Officer of China Biologic, commented, “We are very pleased to announce the approval to build two new collection stations in Hebei Province, where the Company has significant market presence. Hebei, with a combined population of approximately 71 million, is an underdeveloped province for plasma collection as there are currently three stations only. The approval obtained by China Biologic is the first issued by the Hebei provincial government since plasma collection was privatized in China in 2006.”

“The region is geographically advantageous for us because it is close to Shandong and offers convenient and economic transportation for raw materials to our Shandong Taibang manufacturing facility. Additionally, Hebei has a relatively low occurrence of infectious disease and therefore offers a good pool of eligible plasma donors. The establishment of these two new collection stations in Hebei will represent a significant step for carrying out China Biologic’s strategic business development plan. With the continuing expansion of our plasma collection capacity and advancement of our product pipeline, we believe we are well positioned to meet the increasing market demands for plasma protein therapeutics in China in the coming years,” Mr. Gao concluded.

About China Biologic Products, Inc.

China Biologic is a leading plasma-based biopharmaceutical company in China. The Company's products are used as critical therapies during medical emergencies and for the prevention and treatment of life-threatening diseases and immune-deficiency related diseases. China Biologic is headquartered in Beijing and manufactures over 20 different dosages of plasma-based products through its indirect majority-owned subsidiaries, Shandong Taibang Biological Products Co., Ltd. and Guizhou Taibang Biological Products Co., Ltd. The Company also has an equity investment in Xi'an Huitian Blood Products Co., Ltd. The Company sells its products to hospitals and inoculation centers, as well as distributors, in China. For additional information, please see the Company's website, www.chinabiologic.com.

Safe Harbor Statement

This news release may contain certain “forward-looking statements” relating to the business of China Biologic Products, Inc. and its subsidiaries. All statements, other than statements of historical fact included herein, are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “intend,” “believe,” “expect,” “are expected to,” “will,” or similar expressions, and involve known and unknown risks and uncertainties. Among other things, the Company’s plan regarding the construction of the collection stations, the time required for the collection stations to reach their designed capacities and quotations from management in this news release contain forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect.

Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including, without limitation potential delay or failure in acquiring land use rights, obtaining construction permits, completing the design or construction, or passing the government inspection and certification process for the new collection stations in Hebei province, potential inability to achieve the designed collection capacities at the new collection stations, potential inability to achieve the expected operating and financial performance, potential inability to find alternative sources of plasma, potential inability to increase production at permitted sites, potential inability to mitigate the financial consequences of a temporarily reduced raw plasma supply through cost cutting or other efficiencies, and potential additional regulatory restrictions on its operations and those additional risks and uncertainties discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact:

China Biologic Products, Inc.

Mr. Ming Yin

Senior Vice President

Phone: +86-10-6598-3099

Email: ir@chinabiologic.com

ICR Inc.

Mr. Bill Zima

Phone: +86-10-6583-7511 or +1-646-405-5191

E-mail: bill.zima@icrinc.com

Page 3